Exhibit 10.1

FIRST AMENDMENT TO
UNIT PURCHASE AGREEMENT
This FIRST AMENDMENT TO UNIT PURCHASE AGREEMENT (this “Amendment”) is made as of March 4, 2019 by and among Coriant Investor LLC, a Delaware limited liability company (“Seller”), Oaktree Optical Holdings, L.P., a Delaware limited partnership (“Lender”), and Infinera Corporation, a Delaware corporation (“Buyer” and, together with Seller and Lender, each individually a “Party” and collectively the “Parties”) and amends that certain Unit Purchase Agreement (the “Purchase Agreement”), dated as of July 23, 2018, by and among Seller, Lender, solely for the limited purposes set forth therein, and Buyer. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Purchase Agreement.
WHEREAS, the Parties desire to amend the Purchase Agreement to extend the duration of the Transfer restrictions applicable to the Lender Stock Repayment Amount, Lender Stock R&W Policy Amount and the Lender Stock Release Amount (or Remaining Lender Stock Release Amount, as the case may be), in accordance with Section 10.13 of the Purchase Agreement, as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Amendment. The first sentence of Section 7.14(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“Other than solely in the case of a Permitted Transfer, Lender shall not (x) Transfer any portion of the Lender Stock Repayment Amount, Lender Stock R&W Policy Amount or the Lender Stock Release Amount (or Remaining Lender Stock Release Amount, as the case may be) until (i) the twelve (12) month anniversary of the Closing Date with respect to fifty percent (50%) of the Lender Stock Repayment Amount, fifty percent (50%) of the Lender Stock R&W Policy Amount and fifty percent (50%) of the Lender Stock Release Amount (or Remaining Lender Stock Release Amount, as the case may be) and (ii) the eighteen (18) month anniversary of the Closing Date with respect to the remaining fifty percent (50%) of the Lender Stock Repayment Amount, the remaining fifty percent (50%) of the Lender Stock R&W Policy Amount and the remaining fifty percent (50%) of the Lender Stock Release Amount (or Remaining Lender Stock Release Amount, as the case may be), nor (y) enter into any agreement or publicly disclose any intention to do any of the foregoing.”
2.Remaining Effect. Except as specifically amended herein, the Purchase Agreement remains in effect without change thereto; provided, however, that all references to the Purcahse Agreement set forth therein shall hereafter be deemed to refer to the Purchase Agreement as hereby amended.
3.Miscellaneous. Sections 10.02, 10.04 - 10.13, 10.15 and 10.16 of the Purchase Agreement are incorporated herein by reference mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a deed as of the date first written above.

CORIANT INVESTOR LLC

By:	/s/ CASS TRAUB
Name: Title:	Cass Traub President

OAKTREE OPTICAL HOLDINGS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ CASS TRAUB
Name: Title:	Cass Traub President

By:	/s/ TED CROCKIN
Name: Title:	Ted Crockin Vice President

Signature Page - Amendment to Unit Purchase Agreement

INFINERA CORPORATION
By:	/s/ THOMAS J. FALLON
Name: Title:	Thomas J. Fallon Chief Executive Officer

Signature Page - Amendment to Unit Purchase Agreement